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                                                                     EXHIBIT 32


                             EMS TECHNOLOGIES, INC.


                                CERTIFICATION OF

                            CHIEF EXECUTIVE OFFICER

                                      AND

                            CHIEF FINANCIAL OFFICER


         Each of the undersigned Chief Executive Officer and Chief Financial Officer of EMS Technologies, Inc. hereby individually certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 28, 2003, to which this Certification is attached, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of EMS Technologies, Inc.

         In witness whereof, each of the undersigned has executed and delivered this Certification on this 12th day of August, 2003.


/s/ Alfred G. Hansen                     /s/ Don T. Scartz
------------------------------           --------------------------------------
Alfred G. Hansen                         Don T. Scartz
Chief Executive Officer                  Chief Financial Officer
EMS Technologies, Inc.                   EMS Technologies, Inc.